Exhibit 99.1

SG Blocks Appoints James Potts to its Board of Directors

25-Year Commercial REIT Veteran with Extensive C-Level Public Company Experience Appointed Director of SG Blocks

BROOKLYN, NY – January 3, 2019 – SG Blocks, Inc. (Nasdaq: SGBX), a leading designer, innovator and fabricator of container-based structures, has appointed James C. Potts, founder and President of State SteelWorks, LLC (“State SteelWorks”) based in Atlanta, Georgia, to its board of directors. Mr. Potts’ appointment as an independent member increases the total number of board members to seven, with five independent members.

As President of State SteelWorks, Mr. Potts’ responsibilities include managing the strategic direction and operating performance of State SteelWorks. Prior to founding State SteelWorks, Mr. Potts served as Chairman of Verde Apartment Communities (“VAC”), previously a wholly-owned subsidiary of Verde Realty, a private REIT, involved in development, construction and management of upscale multi-family communities.

“I am truly pleased to announce the addition of Mr. Potts to our board of directors,” said Paul Galvin, Chairman and CEO of SG Blocks. “Jim brings an incredible breadth and depth of operating experience with him to SG Blocks, which we believe will not only prove invaluable in strategic decision making, but also in helping the company further develop its commercial presence with multi-family REIT customers as well. I look forward to working closely with Mr. Potts to strengthen our board and drive long-term shareholder value creation.”

Before joining VAC, Mr. Potts held a number of senior positions with Security Capital Group Incorporated (formerly NYSE:SCZ) until its sale to GE Capital. Those responsibilities included Co-Chairman and Chief Investment Officer of Security Capital Atlantic (formerly NYSE:SCA), an Atlanta-based equity REIT that owned, acquired, developed and operated income-producing multifamily communities in the south Atlantic, mid-Atlantic and mid-western regions of the United States, and President and Chief Operating Officer of Homestead Village Incorporated (formerly NYSE:HSD), an extended-stay hotel company which developed and operated 136 hotels across the continental U.S. Prior to joining the Security Capital Group Incorporated management team, Mr. Potts was a Senior Partner with Trammell Crow Residential and a member of its Management Board. Mr. Potts has been a director of Borderplex Realty Trust, a private REIT based in El Paso, Texas, since 2015.

“SG Blocks is a clear disruptor to the global construction industry, offering a proprietary, proven product that is faster to build, less expensive and more durable than traditional construction methods,” said Mr. Potts. “In my mind, SG Blocks is well positioned to continue to attract demand and build market share from legacy competitors. I am proud to join the SG Blocks board of directors and offer guidance to the experienced management team as the company continues its rapid pace of operational execution.”

Mr. Potts is a graduate of Georgia Tech and holds a Master of Business Administration from Georgia State University.

About SG Blocks, Inc.

SG Blocks, Inc. is a premier innovator in advancing and promoting the use of code-engineered cargo shipping containers and purpose-built steel modules for safe and sustainable construction. The firm offers a product that exceeds many standard building code requirements, and also supports developers, architects, builders and owners in achieving greener construction, faster execution, and stronger buildings of higher value. Each project starts with GreenSteel™, the structural core and shell of an SG Blocks building, and then customized to client specifications. For more information, visit www.sgblocks.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief or current expectations, are forward-looking statements. While SG Blocks believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including, without limitation, those set forth in SG Blocks’ filings with the Securities and Exchange Commission. Thus, actual results could be materially different from those presented herein. SG Blocks expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Media and Investor Relations:

Media
Kati Bergou
Rubenstein Public Relations
Vice President
212-805-3014
kbergou@rubensteinpr.com

Investor Relations
Chris Tyson
MZ North America
Managing Director
949-491-8235
chris.tyson@mzgroup.us